Exhibit 99.1

HCI Group Reports Third Quarter 2020 Results

Tampa, Fla. – November 5, 2020 –  HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the three and nine months ended September 30, 2020.

Third Quarter 2020 - Financial Results

Net income for the third quarter of 2020 totaled $15.4 million or $1.70 per diluted earnings per share compared with $5.9 million or $0.73 per diluted earnings per share in the third quarter of 2019. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $14.4 million or $1.60 per diluted earnings per share compared with $5.4 million or $0.67 per diluted earnings per share in the third quarter of 2019. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $116.5 million for the third quarter of 2020 were up 19.6% from $97.3 million in the third quarter of 2019. The increase was due to the growth of Homeowners Choice as well as the continued growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary. In-force premiums for TypTap at September 30, 2020 were $87.1 million compared with $40.1 million at September 30, 2019.

Consolidated gross premiums earned of $106.7 million for the third quarter of 2020 were up 24.1% from $86.0 million in the third of 2019.

Premiums ceded for reinsurance for the third quarter of 2020 increased to $44.2 million from $31.6 million in the third quarter of 2019 and represented 41.5% and 36.7%, respectively, of gross premiums earned. The $12.6 million increase was attributable to increased reinsurance costs effective June 1, 2020 with the beginning of the new reinsurance year and a greater level of reinsurance coverage.

Net investment income was $1.8 million compared with $3.6 million in the third quarter of 2019. The decrease was primarily due to lower interest income from fixed-maturity securities and cash equivalent instruments. Net unrealized investment gains were $1.3 million in the third quarter of 2020 compared with $0.6 million in 2019. The unrealized investment gains in the third quarter of 2020 reflect an increase in the fair value of equity securities resulting from an improved economic outlook since the market disruption attributable to COVID-19.

In July 2020, our headquarters was acquired by the Florida Department of Transportation (FDOT) exercising the power of eminent domain for a highway expansion project in Tampa, Florida. This transaction resulted in a one-time pre-tax gain on involuntary conversion in the amount of $37.0 million in the third quarter of 2020.

Losses and loss adjustment expenses were $51.7 million compared with $27.3 million in the same period in 2019. The increase of $24.4 million was driven by the increase in gross premiums earned and loss reserves for Hurricane Sally offset by lower adverse development.

Policy acquisition and other underwriting expenses were $14.2 million compared with $11.0 million in the same quarter of 2019. The increase relates to growth in gross premiums earned.

Nine Months Ended September 30, 2020 - Financial Results

Net income for the nine months ended September 30, 2020 totaled $24.9 million or $3.03 diluted earnings per share compared with $20.1 million or $2.49 diluted earnings per share for the nine months ended September 30, 2019. The increase was due to an increase in net premiums earned of $39.9 million and the one-time gain on involuntary conversion of $37.0 million offset by a net decrease in income from our investment portfolio of $15.8 million, an increase in losses and loss adjustment expenses of $41.0 million, an increase in policy acquisition and other underwriting expenses of $8.3 million, and an increase in general and administrative personnel expenses of $4.7 million.

Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the nine-month period was $25.3 million or $3.07 diluted earnings per share compared with $14.7 million or $1.82 diluted earnings per share in the same period of 2019. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the nine months increased 22.3% to $364.9 million in 2020 from $298.4 million in 2019. The increase was due to the growth in Homeowners Choice as well as the continued growth of TypTap.

Gross premiums earned increased 21.8% to $306.9 million from $251.9 million in the same period in 2019.

Premiums ceded were $109.3 million or 35.6% of gross premiums earned compared with $94.3 million or 37.4% of gross premiums earned during the same period in 2019. The dollar increase was attributable to increased reinsurance costs effective June 1, 2020 and a higher level of reinsurance coverage.

Net investment income was $3.2 million compared with $11.1 million in the nine months ended September 30, 2019. The decrease was primarily due to a loss of $2.1 million from limited partnership investments in 2020 as opposed to income of $1.3 million in 2019. In addition, interest income from cash, cash equivalents, fixed-maturity securities and short-term investments was lower by $4.0 million in 2020 compared with the same period in 2019 due to a lowering of investment yields, particularly on cash. Net unrealized investment losses for the period were $0.6 million compared to net unrealized investment gains of $7.3 million in the same period in 2019, reflecting a deterioration in the fair value of equity securities caused by the COVID-19 pandemic.

Losses and loss adjustment expenses for the nine months ended September 30, 2020 and 2019 were $119.7 million and $78.6 million, respectively. The increase of $41.0 million was driven by the increase in gross premiums earned and loss reserves for Sally, offset by lower prior year development.

Policy acquisition and other underwriting expenses were $39.0 million compared with $30.7 million in the same period in 2019. The increase relates primarily to premium growth in TypTap.

Management Commentary

“TypTap Insurance Company, our technology driven insurance company, continues to grow rapidly,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “TypTap’s gross written premiums continue on a course of doubling each year.”

Conference Call

HCI Group will hold a conference call later today, November 5, 2020, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (844) 369-8774

Listen-only international number: (862) 298-0844

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through December 5, 2020.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 38036

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc.  HCI’s largest subsidiary, Homeowners Choice Property &

Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At September 30, 2020	At December 31, 2019
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $91,166 and $199,954, respectively) (allowance for credit losses: $596 and $0, respectively)	$92,743	$202,839
Equity securities, at fair value (cost: $39,861 and $31,863, respectively)	42,702	35,285
Short-term investments, at fair value	—	491
Limited partnership investments	27,497	28,346
Investment in unconsolidated joint venture, at equity	716	762
Assets held for sale	4,519	—
Real estate investments	70,566	73,763
Total investments	238,743	341,486

Cash and cash equivalents	410,691	229,218
Restricted cash	2,400	700
Accrued interest and dividends receivable	916	1,616
Income taxes receivable	2,711	1,040
Premiums receivable	28,505	20,255
Prepaid reinsurance premiums	42,170	17,983
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	20,240	16,155
Unpaid losses and loss adjustment expenses (allowance: $90 and $0, respectively)	74,944	116,523
Deferred policy acquisition costs	29,701	21,663
Property and equipment, net	12,693	14,698
Intangible assets, net	3,723	4,192
Other assets	20,376	17,080

Total assets	$887,813	$802,609

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$219,345	$214,697
Unearned premiums	238,936	181,163
Advance premiums	17,083	5,589
Assumed reinsurance balances payable	92	76
Accrued expenses	15,855	10,059
Deferred income taxes, net	8,866	4,008
Revolving credit facility	8,750	9,750
Long-term debt	155,675	163,695
Other liabilities	23,479	28,029

Total liabilities	688,081	617,066

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, none and 1,500,000 shares authorized at September 30, 2020 and December 31, 2019, respectively, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, none and 400,000 shares authorized at September 30, 2020 and December 31, 2019, respectively, no shares issued or outstanding)	—	—
Preferred stock (no par value, 20,000,000 and 18,100,000 shares authorized at September 30, 2020 and December 31, 2019, respectively, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,793,677 and 7,764,564 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively)	—	—
Additional paid-in capital	—	—
Retained income	198,092	183,365
Accumulated other comprehensive income, net of taxes	1,640	2,178

Total stockholders’ equity	199,732	185,543

Total liabilities and stockholders’ equity	$887,813	$802,609

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue

Gross premiums earned	$106,694	$86,002	$306,862	$251,914
Premiums ceded	(44,231)	(31,568)	(109,304)	(94,298)

Net premiums earned	62,463	54,434	197,558	157,616

Net investment income	1,832	3,621	3,244	11,125
Net realized investment gains (losses)	177	(30)	(632)	(535)
Net unrealized investment gains (losses)	1,340	642	(581)	7,261
Credit losses on investments	(70)	—	(596)	—
Policy fee income	895	811	2,571	2,406
Gain on involuntary conversion	36,969	—	36,969	—
Other	421	501	1,591	1,370

Total revenue	104,027	59,979	240,124	179,243

Expenses

Losses and loss adjustment expenses	51,743	27,327	119,664	78,616
Policy acquisition and other underwriting expenses	14,210	10,988	39,027	30,738
General and administrative personnel expenses	9,871	7,951	27,969	23,313
Interest expense	2,856	2,907	8,846	10,128
Loss on repurchases of convertible senior notes	—	—	150	—
Loss on extinguishment of debt	98	—	98	—
Other operating expenses	3,713	3,087	10,354	9,131

Total operating expenses	82,491	52,260	206,108	151,926

Income before income taxes	21,536	7,719	34,016	27,317

Income tax expense	6,146	1,866	9,143	7,173

Net income	$15,390	$5,853	$24,873	$20,144

Basic earnings per share	$1.97	$0.73	$3.21	$2.49

Diluted earnings per share	$1.70	$0.73	$3.03	$2.49

Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2020			September 30, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$15,390			$24,873
Less: Income attributable to participating securities	(865)			(1,309)

Basic Earnings Per Share:
Income allocated to common stockholders	14,525	7,356	$1.97	23,564	7,350	$3.21

Effect of Dilutive Securities:
Stock options	—	37		—	17
Convertible senior notes	1,903	2,284		5,787	2,330

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$16,428	9,677	$1.70	$29,351	9,697	$3.03

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
GAAP Net income	$15,390	$24,873
Net unrealized investment losses (gains)	$(1,340)	$581
Less: Tax effect at 24.52182%	$329	$(142)
Net adjustment to Net income	$(1,011)	$439
Non-GAAP Adjusted Net income	$14,379	$25,312

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2020			September 30, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$14,379			$25,312
Less: Income attributable to participating securities	(808)			(1,333)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	13,571	7,356	$1.85	23,979	7,350	$3.26

Effect of Dilutive Securities:
Stock options	—	37		—	17
Convertible senior notes	1,903	2,284		5,787	2,330

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$15,474	9,677	$1.60	$29,766	9,697	$3.07

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
GAAP diluted Earnings Per Share	$1.70	$3.03
Net unrealized investment losses (gains)	$(0.14)	$0.06
Less: Tax effect at 24.52182%	$0.04	$(0.02)
Net adjustment to GAAP diluted EPS	$(0.10)	$0.04
Non-GAAP Adjusted diluted EPS	$1.60	$3.07